UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2008

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption and Approval of Executive Cash Incentive Bonus Plan

On March 28, 2008, the Board of Directors (the “Board”) of True Religion Apparel, Inc. (the “Company”) adopted and approved the Company’s Executive Cash Incentive Bonus Plan (the “Plan”), subject to the approval of the Company’s stockholders. The Plan will be submitted to a stockholder vote at the Company’s 2008 annual meeting. The Plan will become effective immediately upon stockholder approval.

The following summary of our Executive Cash Incentive Bonus Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Eligibility. Our executive officers and selected employees and those of our subsidiaries are eligible to receive awards under the Plan.

Awards. The Plan provides for awards of incentive compensation that are contingent on the attainment of specific performance targets. The Company’s Compensation Committee as administrator of the Plan (the “Administrator”) will establish the performance targets for each award and the performance period during which the performance is to be measured, which will generally be our fiscal year. Performance targets may include a minimum level of performance below which no payment will be made, levels of performance at which specified percentages of the award will be paid, and a maximum level of performance above which no additional award will be paid.

Performance Factors. Performance targets for each award will be based on pre-established performance factors, which may relate to the performance of the Company or the performance of a business unit, product line, territory, or any combination of these. Performance targets for employees who are not executive officers may also be based on other additional objective or subjective performance criteria established by the Administrator.

Restricted Stock Awards

On March 28, 2008, the Compensation Committee (the “Committee”) of the Board of the Company approved for its chief executive officer, president and chief financial officer awards of restricted stock. The restricted stock awards approved by the Committee are as follows:

Name	Shares of Restricted Stock
Jeffrey Lubell (1)	60,000
Michael F. Buckley (1)	40,000
Peter F. Collins (1)	20,000

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(1) The restricted stock awards are performance-based and will vest, in part or in whole, provided that the Company exceeds the pre-established level of earnings before interest expense and taxes (“EBIT”) set in connection with the performance-based stock awards made in January 2008. If the minimum EBIT target is

2

exceeded and certified by the Compensation Committee, the restricted stock awards will vest, proportionally up to the maximum number of shares identified, two-thirds on March 28, 2009 and one-third on March 28, 2010.

Item 9.01	Financial Statements And Exhibits.

10.1	True Religion Apparel, Inc. Executive Cash Incentive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2008	TRUE RELIGION APPAREL, INC.

By: Name: Title:	/s/ Peter F. Collins Peter F. Collins Chief Financial Officer

INDEX TO EXHIBITS

10.1	True Religion Apparel, Inc. Executive Cash Incentive Bonus Plan